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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Cholestech Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 1999, relating to the financial statements and financial statement schedule of Cholestech Corporation, which appears in Cholestech Corporation's Annual Report on Form 10-K for the years ended March 26, 1999, March 27, 1998, and March 28, 1997.


/s/ PricewaterhouseCoopers LLP

San Jose, California
January 10, 2000